Exhibit 10.3
FIRST AMENDMENT TO BILL OF SALE, ASSIGNMENT
AND INDEMNIFICATION AGREEMENT

STATE OF TEXAS	§
	§	NOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§
This FIRST AMENDMENT TO BILL OF SALE, ASSIGNMENT AND INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into to be effective as of the 12th day of May, 2009 (the “Effective Date”), by and between REGENT ENTERTAINMENT MEDIA, INC., a Delaware Corporation (“Assignor”) and STEPHEN P. JARCHOW and PAUL COLICHMAN (hereinafter collectively referred to as “Assignee”).
WHEREAS, on or about May 12, 2009, Assignor and Assignee entered into that certain Bill of Sale, Assignment and Indemnification Agreement (the “First Agreement”) wherein Assignee purchased from Assignor a list of accounts receivable insertion orders for a certain sum of cash; and
WHEREAS, said First Agreement provided that the assignment of said accounts was with full right of recourse by Assignee against Assignor; and
WHEREAS, Assignor and Assignee intended for this to be an outright sale of these accounts and not be considered, in any manner, to be loan transaction, yet an audit of the books and records of Assignor has indicated that such an interpretation could be made due to such recourse rights by Assignee;
NOW, THEREFORE, in consideration of all of the above and foregoing, the Assignor and Assignee have agreed to amend the last sentence of paragraph 1 of said Agreement by deleting said sentence in its entirety and, in its place, to add the following language.
Said assignment is made without recourse upon Assignor by Assignee as to any of the said Assigned Accounts.
Except as amended hereby, the Agreement shall remain in full force and effect.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
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FIRST AMENDMENT TO BILL OF SALE, ASSIGNMENT AND INDEMNIFICATION AGREEMENT	Page 1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the                      day of                                         , 2009, to be effective as of the Effective Date.

ASSIGNOR:

REGENT ENTERTAINMENT MEDIA INC.,
a Delaware Corporation

By:	/s/ PAUL COLICHMAN Paul Colichman, President

ASSIGNEE:

/s/ PAUL COLICHMAN

Paul Colichman

/s/ STEPHEN P. JARCHOW

Stephen P. Jarchow

FIRST AMENDMENT TO BILL OF SALE, ASSIGNMENT AND INDEMNIFICATION AGREEMENT	Page 2